UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Unicorn Park Drive Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of LogMeIn, Inc. (the “Company”) approved the following salary and performance based cash incentive bonus compensation for the Company’s named executive officers for calendar year 2013:

Salary and Cash Incentive Bonus Compensation:

Annual cash incentive bonuses are intended to compensate for the achievement of Company strategic, operational and financial goals and/or individual performance objectives. Amounts payable are discretionary and typically calculated as a percentage of the applicable executive’s base salary, with higher ranked executives typically being compensated at a higher percentage of base salary. These bonus awards are in two levels based on the Company achieving certain specified operating metrics. The applicable bonus payable will be paid following the completion of 2013.

The following table sets forth the 2013 salary and bonus, assuming achievement of 100% of the target based on the foregoing criteria, for each of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K):

Name of Executive Officer	2013 Base Salary	Cash Bonus (Assuming Achievement of 100% of Target)
Michael K. Simon	$370,000	$370,000
James F. Kelliher	$275,000	$148,400
Michael Ewing	$300,000	$120,000
Seth L. Shaw	$215,000	$185,000
Marton B. Anka	$260,000	$130,000
Andrew F. Burton	$230,000	$92,000
Michael J. Donahue	$237,000	$94,800

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: January 29, 2013	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer